EXHIBIT 99.47

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST SELLS $10 MILLION FIRST MORTGAGE
ON HOTEL TEATRO IN DENVER
Retains $5 Million Mezzanine Loan at 1,135 Basis Points over LIBOR

DALLAS – (December 9, 2004) – Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has closed on the sale of a $10 million first mortgage secured by The Hotel Teatro in Denver, Colorado, to CWCapital at par. The loan is interest only at a rate of 280 basis points over LIBOR with a maturity date of October 2006.

As expected, Ashford retained a $5 million mezzanine loan on the property at an interest rate of 1,135 basis points over LIBOR. The loan matures in October 2006 and is interest only. Ashford’s mezzanine loan represents between 50% and 74% of the borrower’s capital structure. The trailing 12-month debt service coverage ratio for the mezzanine loan is 1.4 to 1.

Commenting on the announcement, Monty J. Bennett, President and CEO of Ashford Hospitality Trust, stated, “When we originated the $15 million whole loan on The Hotel Teatro in September, our intent all along was to sell the first mortgage piece. With the strong credit of this asset and its sponsors, we were able to conduct an active selling process and retain a very attractive mezzanine loan with strong coverage at an attractive position within the capital structure. We expect to continue to utilize our financial flexibility and creativity to generate similar opportunities in the future.”

The nine-story, 111-room Hotel Teatro opened in January 1999 in a renovated building that is registered on the National Register of Historic Places and located next to the Denver Center for the Performing Arts. Recently selected to become a member of Small Luxury Hotels, a collection of 300 of the finest luxury properties around the world, the hotel features an on-site fitness center, complimentary high speed internet access, and 2,400 square feet of meeting space. The Hotel Teatro is owned and managed by Tramway Hotel LLC.

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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Sells $10 Million First Mortgage on Hotel Teatro in Denver

December 9, 2004

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the financing on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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